Exhibit 99.1

Lumen to sell local incumbent carrier operations in 20 states to Apollo Funds for $7.5 billion

Transaction will sharpen Lumen’s enterprise focus, accelerate the Quantum Fiber deployment, and drive growth on the Lumen Platform

•	Apollo Funds to acquire Lumen’s ILEC business (currently operated under the CenturyLink brand) primarily serving consumer and small businesses in 20 Midwest and Southeast states

•	Transaction enterprise value represents a multiple of ~5.5x 2020 Estimated Adjusted EBITDA

DENVER, Aug. 3, 2021 – Lumen Technologies (NYSE: LUMN) today announced it has entered into a definitive agreement to sell its ILEC (incumbent local exchange carrier) business, including its consumer, small business, wholesale and mostly copper-served enterprise customers and assets, in 20 states to funds managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (the “Apollo Funds”) for $7.5 billion, including debt assumption of approximately $1.4 billion, and subject to working capital and various other purchase price adjustments.

Under the terms of the transaction, Lumen will retain its ILEC assets in 16 states, as well as its national fiber routes and CLEC (competitive local exchange carrier) networks1 as it delivers the fastest, most-secure platform for next-gen business applications and data. For Apollo Funds, the transaction will provide a robust, scaled local network, as well as the operations and back-office support to meet the accelerating demand for high-bandwidth connectivity and fiber technology. Assets in the 20 states being acquired include:

•	Local fiber and copper network

•	Broadband and voice for consumer, enterprise and wholesale customers

•	Fiber and copper connectivity to enabled buildings

•	Connectivity to tower sites

•	Central offices

“This transaction is an important step in our continued efforts to transform Lumen and drive future growth for our company,” said Jeff Storey, Lumen president and CEO. “We are pleased with the attractive valuation we received for these assets, which highlights the overall value of Lumen’s extensive asset portfolio. Apollo Funds will receive a great business with a strong customer base, dedicated employees, and a platform for future growth.”

[1]	NTD: Lumen will retain CLEC operations in all 36 states.

“The team at Lumen has built a great business and we see an incredible opportunity to provide leading edge, fiber-to-the-home broadband technology to millions of its business and residential customers,” said Aaron Sobel, Private Equity Partner at Apollo. “Our investment will help accelerate the upgrade to fiber optic technologies, and we are excited to have such a high-caliber management team ready to bring faster and more reliable internet service to many rural markets traditionally underserved by broadband providers.”

The transaction is expected to be roughly leverage neutral, with an expected close in the second half of 2022, subject to customary closing conditions including required regulatory approvals.

Management will discuss this transaction in more detail on the company’s conference call scheduled for this afternoon, August 3rd, at 5:00 p.m. ET.

Citi, Goldman Sachs, Bank of America, and Morgan Stanley served as financial advisors to Lumen in the transaction and Jones Walker served as legal counsel. Advisors to the Apollo Funds include Mizuho, LionTree, Barclays and Credit Suisse as financial advisors; Altman Solon as telecommunications, media and technology consultant; and Paul, Weiss, Rifkind, Wharton & Garrison LLP as lead legal counsel, together with Jenner & Block LLP and Morgan Lewis & Bockius LLP as regulatory counsel.

Additional Resources

•	Access our resource page for more information.
•	Our 8-K report that we plan to file following this release.

Second Quarter 2021 Earnings Results

Separately, today the Company reported results for the second quarter ended June 30, 2021. The conference call will be streamed live over Lumen’s website at ir.lumen.com this afternoon, August 3rd, at 5:00 p.m. ET. If you are unable to join the call via the web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1201 (International).

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com/home, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks in the United States.

SOURCE Lumen Technologies

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements regarding the expected transaction proceeds, timing and benefits of the proposed transactions, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “will” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies; the possibility that the purchaser will not be able to finance the divestiture on the terms contemplated or at all; the possibility that the anticipated benefits from the proposed transactions cannot be fully realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate the Company’s divested business from its other businesses in connection with the divestiture; the possibility that it may be more difficult than anticipated to segregate the facilities-based business of Sellers and their subsidiaries from the Company’s other businesses in connection with the Divestiture; the possibility that the post-closing commercial relationships between the parties will not operate in the manner currently contemplated; the possibility that the Company might be required to pay higher than anticipated tax payments, to make unanticipated payments under the transaction agreements or to otherwise receive less net cash proceeds than anticipated; the possibility that the Company’s customers, vendors or employees could react unfavorably to the transaction; changes in the Company’s cash requirements, financial position or business, operational or financial plans; the effects of competition from a wide variety of competitive providers; and other risk factors and cautionary statements as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that the Company’s proposed divestiture will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time-to-time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transactions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Company undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

Stephanie Meisse

Lumen

419-610-3142

stephanie.n.meisse@lumen.com

Joanna Rose, Global Head of Corporate Communications

Apollo Global Management, Inc.

212-822-0491

Communications@apollo.com

Investor Relations Contacts:

Mike McCormack, CFA

Lumen

720-888-3514

mike.mccormack@lumen.com

Peter Mintzberg, Head of Investor Relations

Apollo Global Management, Inc.

212-822-0528

APOInvestorRelations@apollo.com